JOINT FILER INFORMATION


NAME: DANIEL B. ZWIRN

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Good Harbor Partners Acquisition Corp. (GHBBB)

DATE OF EVENT REQUIRING STATEMENT: November 28, 2007

                            JOINT FILER INFORMATION


NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.

ADDRESS:    c/o Goldman Sachs (Cayman) Trust, Limited
            P.O. Box 896
            George Town
            Harbour Centre, 2nd Floor
            Grand Cayman, Cayman Islands
            British West Indies

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Good Harbor Partners Acquisition Corp. (GHBBB)

DATE OF EVENT REQUIRING STATEMENT: November 28, 2007

                            JOINT FILER INFORMATION


NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Good Harbor Partners Acquisition Corp. (GHBBB)

DATE OF EVENT REQUIRING STATEMENT: November 28, 2007

                            JOINT FILER INFORMATION


NAME: ZWIRN HOLDINGS, LLC

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Good Harbor Partners Acquisition Corp. (GHBBB)

DATE OF EVENT REQUIRING STATEMENT: November 28, 2007

                            JOINT FILER INFORMATION

NAME: DBZ GP, LLC

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Good Harbor Partners Acquisition Corp. (GHBBB)

DATE OF EVENT REQUIRING STATEMENT: November 28, 2007